         EXHIBIT 32

CHEMBIO DIAGNOSTICS, INC.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

In connection with this annual report on Form 10-KSB of Chembio Diagnostics, Inc. (the “Company”) for the fiscal year ended December 31, 2007, each of the undersigned, Lawrence A. Siebert, the Chief Executive Officer, President and Chairman of the Company, and Richard J. Larkin, the Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-KSB for the fiscal year ended December 31, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in this Form 10-KSB for the fiscal year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Chembio Diagnostics, Inc. for the periods presented therein.

Date: March 12, 2008

/s / Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer, President and Chairman
(Principle Executive Officer)

/s./ Richard J. Larkin
Richard J. Larkin
Chief Financial Officer
(Principle Financial Officer)